833 EAST MICHIGAN STREET, SUITE 1800 MILWAUKEE, WISCONSIN 53202-5615 TEL • 414.273.3500 FAX • 414.273.5198 www • GKLAW.COM

April 2, 2018

Associated Banc-Corp

433 Main Street

Green Bay, WI  54301

Re:

Registration Statement on Form S-3 to be Filed by Associated Banc-Corp

Ladies and Gentlemen:

We have acted as counsel to Associated Banc-Corp, a Wisconsin corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  Under the Registration Statement, the Company may offer and sell from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”): (i) the Company’s senior debt securities, in one or more series, consisting of notes, debentures, bonds and other evidence of indebtedness (the “Senior Debt Securities”), (ii) the Company’s subordinated debt securities, in one or more series, consisting of notes, debentures, bonds and other evidence of indebtedness (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (iv) shares of preferred stock, par value $1.00 per share (the “Preferred Stock); (v) depositary shares representing an interest in shares of Preferred Stock (the “Depositary Shares”); (vi) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”); and (vii) units consisting of any combination of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants  (the “Units”).  The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Units are collectively referred to herein as the “Securities.”

The Senior Debt Securities will be issued pursuant to and governed by an indenture dated March 14, 2011 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and one or more supplemental indentures to be entered into between the Company and the Trustee or board resolutions or officers’ certificates delivered by the Company to the Trustee (together, the “Senior Indenture”), and the Subordinated Debt Securities will be issued pursuant to and governed by an indenture dated November 13, 2014 between the Company and the Trustee and one or more supplemental indentures to be entered into between the Company and the Trustee or board resolutions or officers’ certificates delivered by the Company to the Trustee (together, the “Subordinated Indenture,” and collectively with the Senior Indenture, the “Indentures”), which are filed as exhibits to the Registration Statement.

The Depositary Shares may be issued from time to time pursuant to one or more deposit

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agreements (each, a “Deposit Agreement”) by and between the Company and a bank or trust company, as depositary, identified therein (each, a “Depositary”). The Warrants may be issued from time to time under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein (each, a “Warrant Agent”).  The Units may be issued from time to time under one or more unit agreements (each, a “Unit Agreement”) by and between the Company and a bank or trust company, as unit agent, identified therein (each, a “Unit Agent”), and the holders from time to time of the Units.

In our capacity as counsel to the Company, we have examined originals or copies of such agreements, instruments and documents and have received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.  In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Debt Securities of each series thereof will be duly authorized, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when (i) the Board of Directors (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof in accordance with the applicable Indenture and applicable law, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which the Debt Securities of such series are offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; (ii) the necessary supplemental indenture, board resolutions or officers’ certificate supplemental to the applicable Indenture (the “Supplemental Document”) shall have been duly authorized, executed and delivered by the Company and the Trustee, as the case may be; (iii) the Debt Securities of such series shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the applicable Indenture, any applicable Supplemental Document and the corporate action; and (iv) the Debt Securities of such series shall have been duly authenticated, executed and delivered in accordance with the applicable Indenture against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered.

2.

The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Common

Stock in accordance with the Company’s amended and restated articles of incorporation, as amended (the “Articles of Incorporation”) and amended and restated Bylaws (the “Bylaws”) and the Wisconsin Business Corporation Law (the “WBCL”), which corporate action shall remain in full force and effect, without amendment or modification, at all times during which the Common Stock is offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or the Common Stock shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

3.

Each series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof in accordance with the Articles of Incorporation, the Bylaws and the WBCL, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Preferred Stock is offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; (ii) articles of amendment to the Articles of Incorporation establishing the designations, preferences and rights of the series of Preferred Stock being issued and delivered shall have been duly filed with the Wisconsin Department of Financial Institutions; and (iii) the certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or the Preferred Stock shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

4.

The Depositary Shares will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of the Depositary Shares in accordance with the Articles of Incorporation, Bylaws and WBCL, which action shall remain in full force and effect at all times at which such Depositary Shares are offered and sold by the Company; (ii) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized and delivered by the Company and the Depositary thereunder; and (iii) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and depositary receipts shall have been duly delivered in accordance with the terms of a Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock.

5.

The Warrants of each series thereof will be duly authorized and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Company and the Warrant Agent or Agents thereunder; (ii) the Board of Directors (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Articles of Incorporation, Bylaws and the WBCL, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Warrants are offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; (iii) any and all actions required under the applicable indenture, the applicable Supplemental Document, the Deposit Agreement, Unit Agreement and the WBCL, as the case may be, to validly issue the Securities issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

6.

The Units will be duly authorized, validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when (i) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Units and to establish the terms and conditions thereof in accordance with the applicable Unit Agreement and applicable law, which corporate action shall remain in full force and effect at all times at which the Units are offered and sold by the Company; (ii) the applicable Unit Agreement shall have been duly authorized, executed and delivered by the Company and the Unit Agent; (iii) the specific terms of the Units have been duly authorized and established in accordance the applicable Unit Agreement; (iv) any and all actions required under the applicable indenture, the applicable Supplemental Document, the Deposit Agreement, Unit Agreement and the WBCL, as the case may be, to validly issue the Securities underlying the Units shall have been taken; and (v) the Units have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable Unit Agreement and the applicable underwriting, purchase or other agreement.

The foregoing opinion is limited to the laws of the United States, the State of Wisconsin and the State of New York, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein.  The foregoing opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinion is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof. Our opinions are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.  We express no opinion concerning the enforceability of: (a) provisions providing for indemnification, exculpation or contribution; (b) the waiver of rights or defenses contained in Section 513 of the Indentures; (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (d) provisions imposing liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty; (e) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (f) provisions for exclusivity, election or cumulation of rights or remedies; (g) provisions authorizing or validating conclusive or discretionary determinations; or (h) compliance with laws relating to permissible interest rates.

The foregoing opinions assume that, at or prior to the time of delivery of any such Security (i) the effectiveness of the Registration Statement shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the SEC and any required exhibits shall have been timely filed with the SEC in an amendment to the Registration Statement; (iii) the Indentures have been duly authorized, executed and delivered by the Trustee and are valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms, and any Supplemental Document and any Warrant Agreement, Deposit Agreement, or Unit Agreement shall have been duly authorized, executed and delivered by all parties thereto and will be valid and binding obligations of the parties thereto, other than the Company; (iv) the Indentures are or will have become duly qualified under the Trust Indenture Act of 1939, as amended; and (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

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